Exhibit 99.1

Premier Holding Corp. Signs Definitive Agreement with Lexington Power and Light, LLC Paving the Way to Become an Energy Supplier to Deregulated Markets

The Federal Energy Regulatory Commission (FERC) confirms receipt of application

TUSTIN, CA - (Marketwired – Sept. 10, 2014) – Premier Holding Corporation (OTCQB: PRHL), an energy reseller in deregulated markets and provider of energy efficient solutions, announces that it has signed a Definitive Agreement to acquire 85% of Lexington Power and Light, LLC. Premier also announces that the application to be recognized as majority owner of a power supplier by the Federal Energy Regulatory Commission (FERC) was submitted on August 26th, 2014. This application requests that 85% of the direct membership interests of Lexington Power and Light, LLC be transferred to Premier Holding Corporation.

Lexington Power and Light is based in the State of New York. It is engaged in the sale of retail electricity and natural gas to residential and commercial end-users in the same region. The acquisition of 85% of Lexington Power and Light is the first step in Premier’s strategic acquisition of a power supplier. It is also a major part of its larger plan to provide "everything energy" to its thousands of clients and the massive potential energy market.

Once the application with FERC is processed and the acquisition is complete, Premier will be able to service the demand for deregulated power in New York, and eventually, other markets. The new subsidiary will be a power provider/supplier licensed with the Public Utility Commission. This subsidiary will allow Premier to leverage the marketing success of energy brokers such as its current subsidiary, The Power Company (TPC), and eventually create new energy efficiency prospects for E3, allowing Premier to further its plan of integration in this sector. It is also noted that TPC will continue to offer power from its large base of valued suppliers to ensure its clients have access to the best choices for their unique needs.

PRHL’s President and CEO Randall Letcavage stated, “The work being done independently by TPC and Lexington Power are complementary, and will produce a Company greater than the sum of its parts. Today’s announcement is a huge milestone for us. Once we become a licensed supplier, the sky is the limit.”

Additional details concerning these milestone developments are expected to be released soon.

About FERC

The Federal Energy Regulatory Commission, or FERC, is an independent agency that regulates the interstate transmission of electricity, natural gas, and oil. FERC also reviews proposals to build liquefied natural gas (LNG) terminals and interstate natural gas pipelines as well as licensing hydropower projects. The Energy Policy Act of 2005 gave FERC additional responsibilities as outlined in an updated Strategic Plan. As part of that responsibility, FERC:

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•	Regulates the transmission and wholesale sales of electricity in interstate commerce;
•	Reviews certain mergers and acquisitions and corporate transactions by electricity companies;
•	Regulates the transmission and sale of natural gas for resale in interstate commerce;
•	Regulates the transportation of oil by pipeline in interstate commerce;
•	Approves the siting and abandonment of interstate natural gas pipelines and storage facilities;
•	Reviews the siting application for electric transmission projects under limited circumstances;
•	Ensures the safe operation and reliability of proposed and operating LNG terminals;
•	Licenses and inspects private, municipal, and state hydroelectric projects;
•	Protects the reliability of the high voltage interstate transmission system through mandatory reliability standards;
•	Monitors and investigates energy markets;
•	Enforces FERC regulatory requirements through imposition of civil penalties and other means;
•	Oversees environmental matters related to natural gas and hydroelectricity projects and other matters; and
•	Administers accounting and financial reporting regulations and conduct of regulated companies.

About Premier Holding Corporation

The Company provides financial support and management expertise, which includes access to capital, financing, legal, insurance, mergers, acquisitions, joint ventures and management strategies. The Company's mission is to acquire clean technology companies and/or green products and services that are accretive and that can be seamlessly integrated and utilize the overall economics of such products and services for the benefit of its customers. Through subsidiaries we offer renewable energy production, energy efficiency products and services to commercial middle-market companies, Fortune 500 brands, developers and management companies of large-scale residential developments. Additional integrated business offerings include direct energy services as power purchase agreements (PPAs), energy financing and leasing of generation programs in urban and rural real estate environments, lighting efficiency systems and refrigeration systems. For more information visit PRHL Investors Relations: www.prhlcorp.com.

About Lexington Power and Light, LLC (LP&L)

LP&L is an independent energy services company (ESCO) that sells electricity and natural gas. LP&L does not represent the distribution utility. Under deregulation, energy consumers have the right to purchase energy supply from an independent ESCO like LP&L. As a direct supplier, our purpose at LP&L is to provide superior customer service in conjunction with the supply of discount electricity and natural gas, while promoting energy conservation. Our mission is to educate all energy consumers of the benefits of deregulation and the positive impact it has on them. We exist to provide superior customer service along with the supply of discount electricity and gas while promoting energy conservation. Built on the principles of honesty, integrity, and putting people before profits, our goal is to make a difference one home, one business, and one neighborhood at a time. Visit www.lexpl.com for more information.

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About The Power Company (TPC)

The Power Company USA, LLC is a professional energy services firm offering brokerage and consulting services with a progressive and unique perspective on energy management based in Chicago, Illinois. Their mission is to assist companies in reducing and managing their electricity expenses. Their diverse portfolio of energy providers, transparent pricing, and unparalleled industry experience offers customers the freedom of exploring all of their options for choosing the best plan and provider. Operating in all currently deregulated states, including Texas, New York and Illinois, TPC and its partners/suppliers have provided an invaluable service to its clients. Their team has consulted and/or serviced such prominent companies, organizations and governmental entities such as: The City of Dallas, Ralcorp, Choice Hotels, Apex Hospital Systems, Mercedes Dealerships, Leona's Restaurant Group, McDonald's, and many others. Because of the large amount of business transacted and their long-standing relationships with Regional Energy Suppliers, TPC is assured to provide the most competitive prices in the industry. For more information visit: www.thepowercompany.com

Premier Holding Corp. Safe Harbor

This press release contains certain statements that may include "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," "anticipate," "optimistic," "intend," "will" or other similar expressions. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information contact:

Connie Absher

(949) 260-8070

cabsher@prhlcorp.com

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